EXHIBIT 99

                                [GRAPHIC OMITTED]



     Thomas Lacey Appointed Chairman of International DisplayWorks' Board of
                                   Directors
                                   ---------

         Stephen Kircher to remain as active consultant to the IDW board

FOR IMMEDIATE RELEASE
---------------------

For additional information contact:
Tom Lacey, CEO                              or       Matthew Hayden, President
International DisplayWorks, Inc.                     Hayden Communications, Inc.
(916) 415-0864                                       (843) 272-4653
                                                             matt@haydenir.com
                                                             -----------------

ROCKLIN, Calif., -- January 3, 2005-- International DisplayWorks, Inc. (IDW) (OTC/BB: IDWK) today announced that the Board of Directors has named Thomas Lacey, Chief Executive Officer, as the Company's Chairman, replacing Stephen Kircher. Mr. Kircher will continue to play an active role as a consultant to the Company along with pursuing other interests.

"This announcement is part of a planned on-going process to enhance and expand both IDW's board of directors and management, a process which includes the two recent additions to the board of directors: Glenn Neland and D. Paul Regan," Mr. Kircher commented. "Tom's expertise and leadership provides a solid foundation for the Company to continue its rapid growth. He is continuing to implement his management style on the Company, while enhancing his management team and executing the Company's strategic business plan. It is now appropriate to have Tom assume both the key leadership positions of the Company. I look forward to continuing to assist Tom and his team."

"We are thankful for Steve's results, professionalism, and the leadership he has continually demonstrated during the initial evolution of the Company," Mr. Lacey commented. "Steve's experience will prove invaluable going forward, helping us to execute our strategic plan. I am honored and excited to assume the roles of both Chairman and CEO of IDW. We have accomplished a tremendous amount in the execution of our strategy, but we have much to do. I am energized by the opportunities available to the Company, and I look forward to continuing the Company's evolution and continuing to work closely with Steve."

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW operates 410,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately more than 2,000 people. Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwlcd.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.



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